Exhibit 99.1

Cadent Holdings, Inc.

Consolidated Financial Statements

As of and for the Year ended

December 31, 2010 and 2009

CADENT HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2010

IN U.S. DOLLARS

INDEX

Page

Report of Independent Auditors	3

Consolidated Balance Sheets	4 - 5

Consolidated Statements of Operations	6

Consolidated Statements of Changes in Stockholders’ Deficiency	7

Consolidated Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9 - 38

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

CADENT HOLDINGS, INC.

We have audited the accompanying consolidated balance sheets of Cadent Holdings, Inc. (“the Company”) and its subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2010, in conformity with generally accepted accounting principles in the United States.

As discussed in Note 1d, the consolidated financial statements as of December 31, 2010 and 2009 and for each of the two years ended December 31, 2010 and the stockholders’ deficiency as of January 1, 2009 have been restated to reflect an additional tax related liability.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 28, 2011	A Member of Ernst & Young Global

Except for Notes 1c, 1d and 1e

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
July 14, 2011	A Member of Ernst & Young Global

CADENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	December 31,
	2010	2009
	As Restated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,368	$7,707
Short-term bank deposits	—	2,640
Trade receivables (net of allowance for doubtful accounts of $ 153 and $ 325 at December 31, 2010 and 2009, respectively)	6,409	3,770
Other accounts receivable and prepaid expenses	404	298
Inventories (Note 3)	2,490	3,392

Total current assets	17,671	17,807

LONG-TERM ASSETS (Note 5)	185	187

SEVERANCE PAY FUND	1,511	1,205

PROPERTY AND EQUIPMENT, NET (Note 4)	2,645	3,948

Total assets	$22,012	$23,147

The accompanying notes are an integral part of the consolidated financial statements.

CADENT HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except per share data)

	December 31,
	2010	2009
	As Restated
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current maturities of long-term loans and capital lease obligation (Note 8)	$4,703	$2,249
Trade payables	4,490	2,381
Other accounts payable and accrued expenses (Note 6)	5,890	5,659
Short-term deferred revenues	1,589	815

Total current liabilities	16,672	11,104

LONG-TERM LIABILITIES:
Long-term loans, net of current maturities and capital lease obligation (Note 8)	6,626	11,038
Liability in respect of warrants (Note 9)	3,017	3,795
Long-term deferred revenues	658	—
Other long-term liabilities	1,600	800
Accrued severance pay	1,595	1,276

Total long-term liabilities	13,496	16,909

COMMITMENTS AND CONTINGENCIES (Note 10)

REDEEMABLE CONVERTIBLE PREFERRED STOCK B, C, D, E, F, G (Note 11); Aggregate liquidation preference of $ 164,963 at December 31, 2010	145,164	138,434

STOCKHOLDERS’ DEFICIENCY (Note 11):
Common stock of $ 0.00001 par value	*) —	*) —
Common A stock of $.00001 par value	*) —	*) —
Convertible Preferred A stock of $ 0.00001 par value; Aggregate liquidation preference of $ 3,010 at December 31, 2010	*) —	*) —
Additional paid-in capital	3,422	3,187
Accumulated deficit	(156,742)	(146,487)

Total stockholders’ deficiency	(153,320)	(143,300)

Total liabilities and stockholders’ deficiency	$22,012	$23,147

*)	Represents an amount lower than $1.

The accompanying notes are an integral part of the consolidated financial statements.

CADENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Year ended December 31,
	2010	2009
	As restated
Revenues from scanners	$13,710	$5,547
Revenues from services	24,189	23,760

Total revenues	37,899	29,307

Cost of scanners	9,012	3,103
Cost of services	11,920	12,951

Total cost of revenues	20,932	16,054

Gross profit	16,967	13,253

Research and development expenses	5,143	5,107
Selling and marketing expenses	7,693	8,699
General and administrative expenses	6,367	7,599

Operating loss	(2,236)	(8,112)
Financial expenses, net (Note 12)	(1,326)	(2,968)

Net loss	(3,562)	(11,080)
Accretion to Redeemable Preferred B, C, D, E, F and G stockholders	(6,693)	(6,643)

Net loss attributable to Common stockholders	$(10,255)	$(17,723)

The accompanying notes are an integral part of the consolidated financial statements.

CADENT HOLDINGS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIENCY AND REDEEMABLE PREFERRED STOCK

U.S. dollars in thousands (except share data) (As Restated)

	Redeemable Convertible Preferred Stock		Common stock			Common A stock			Convertible Preferred A stock			Additional paid-in capital	Accumulated deficit	Total stockholders’ deficiency
	Number	Amount	Number	Amount		Number	Amount		Number	Amount
Balance at January 1, 2009 (as restated)	19,060,514	$112,944	724,744	$	*) —	—	$	*) —	427,950	$	*) —	$2,998	$(128,764)	$(125,766)
Issuance of Redeemable Preferred G stock	3,262,967	13,425	—		—	—		—	—		—	—	—	—
Classification of liability in respect of liquidation option to Redeemable Preferred Stock	—	125	—		—	—		—	—		—	—	—	—
Conversion of convertible loan into Redeemable Preferred F stock	1,233,960	5,297	—		—	—		—	—		—	—	—	—
Exercise of stock options by employees	—	—	8,074		*) —	—		—	—		—	4	—	4
Stock-based compensation related to options granted to employees	—	—	—		—	—		—	—		—	185	—	185
Accrued dividend to Redeemable Preferred C,D,E and F stockholders	—	6,457	—		—	—		—	—		—	—	(6,457)	(6,457)
Accretion of Redeemable B, C, D, E, F and G stock	—	186	—		—	—		—	—		—	—	(186)	(186)
Net loss (as restated)	—	—	—		—	—		—	—		—	—	(11,080)	(11,080)

Balance at December 31, 2009	23,557,441	138,434	732,818		*) —	—		*) —	427,950		*) —	3,187	(146,487)	(143,300)

Issuance of Common A stock	—	—	—		*) —	1,369,350		—	—		—	65	—	65
Stock-based compensation related to options granted to employees and consultants	—	—	—		—	—		—	—		—	170	—	170
Accrued dividend to Redeemable Preferred C,D,E and F stockholders	—	6,516	—		—	—		—	—		—	—	(6,516)	(6,516)
Accretion of Redeemable B, C, D, E, F and G stock	—	177	—		—	—		—	—		—	—	(177)	(177)
Expiration of warrants to Redeemable Preferred B stock	—	37	—		—	—		—	—		—	—	—	—
Net loss (as restated)	—	—	—		—	—		—	—		—	—	(3,562)	(3,562)

Balance at December 31, 2010	23,557,441	$145,164	732,818	$	*) —	1,369,350	$	*) —	427,950	$	*) —	$3,422	$(156,742)	$(153,320)

*)	Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

CADENT HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Year ended December 31,
	2010	2009
	As Restated
Cash flows from operating activities:
Net loss	$(3,562)	$(11,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,431	1,686
Change in fair value of liability in respect of warrants	(741)	(663)
Stock-based compensation related to options to employees	170	185
Decrease (increase) in trade receivables, net	(2,639)	547
Increase in other accounts receivable and prepaid expenses	(48)	(92)
Decrease in inventories	902	414
Increase in trade payables	2,109	346
Increase in other accounts payable and accrued expenses	81	(491)
Increase (decrease) in long-term liability for settlement in respect of litigation	(50)	850
Accrued interest and amortization of discount on convertible loan and long-term loan	327	1,779
Increase (decrease) in deferred revenues	1,432	(66)
Accrued severance pay, net	13	(181)

Net cash used in operating activities	(575)	(6,766)

Cash flows from investing activities:
Short-term bank deposits, net	2,640	(2,640)
Purchase of property and equipment	(128)	(1,113)
Long-term assets	(125)	91

Net cash provided by (used in) investing activities	2,387	(3,662)

Cash flows from financing activities:
Proceeds from issuance of Common A stock	65	—
Proceeds from issuance of Series G Redeemable Preferred stock, net	—	13,425
Proceeds from exercise of stock options	—	4
Payment of long-term capital lease obligations	(378)	(121)
Principal payment of long-term loans	(1,838)	—
Liability to third party	1,000	—

Net cash provided by (used in) financing activities	(1,151)	13,308

Increase in cash and cash equivalents	661	2,880
Cash and cash equivalents at the beginning of the year	7,707	4,827

Cash and cash equivalents at the end of the year	$8,368	$7,707

Supplemental disclosure of non-cash activity:
Conversion of convertible loan into Series F and E Preferred stock	$—	$5,297

Purchase of property in equipment	$—	$420

The accompanying notes are an integral part of the consolidated financial statements.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-  GENERAL

a.	Cadent Holdings, Inc. (“Cadent” or the “Company”) was incorporated under the laws of the State of Delaware, U.S. in October 2001, and commenced operations at that time. The Company and its wholly-owned subsidiaries provide 3-D digital solutions for the orthodontic and dental industries. The Company is located in New Jersey and operates a research and development center near Tel-Aviv, Israel.

Cadent Ltd. (“Cadent Ltd.” or the “Israeli subsidiary”) was incorporated under the laws of the State of Israel in September 1994, and commenced operations at that time.

Cadent Inc. (“the U.S. subsidiary”) was incorporated under the laws of the State of Delaware, U.S. in April 1999, and commenced operations at that time.

Cadent is a leading provider of manufacturer of high-quality dental equipment and is focused on developing, manufacturing and marketing innovative solutions for the dental industry, worldwide. Cadent offers its advanced products to dentists and orthodontists, in two key offerings:

•	Scanning technology

•	Orthodontics CAD/CAM services

Scanning technology

Cadent currently sells two versions of its scanners, each targeting a different dental market:

•	iTero digital impression system (iTero) is a scanner, introduced a few years ago, that is sold to the general dental practitioners (dentists) who perform restorative treatment for their patients.

•	iOC digital impression system (iOC) is a scanner, introduced in late 2009, that targets the orthodontics practice.

Orthodontics services

Cadent offers orthodontists two different services to help them with their practice:

OrthoCad iQ™ and OrthoCad iCast™.

b.	In the years ended December 31, 2010 and 2009, the Company’s revenues are substantially derived from one customer, which represent 19% and 0%, respectively of total revenues. No other customer accounted for more than 10% of total revenues in 2010 and 2009. Cadent’s typical distribution agreements include annual minimum purchase commitments, and provide no rights of return, stock rotation or price protection.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-  GENERAL (Cont.)

c.	Merger Agreement with Align Technologies Inc:

On March 29, 2011, Align Technology Inc. entered into a Merger Agreement with the Company. The consideration in respect with the merger was $ 190,000.

d.	Restatement:

Following the signature date of these consolidated financial statements, the Company’s management became aware of a tax related liability that was not appropriately included in its consolidated financial statements. The Company quantified the total liability in the amount of $2,859 as of December 31, 2010 and $2,781 as of December 31, 2009.

As a result, the Company has restated the December 31, 2010 and 2009 consolidated balance sheets, the accumulated deficit as of January 1, 2009, the statements of operations, changes in stockholders’ deficiency for each of the two years ended December 31, 2010.

In addition the Company estimated a contingency in the amount of $551 as of December 31, 2010. The Company does not estimate the contingency as probable to occur and therefore no accrual was recorded in the consolidated financial statements.

The schedules that follow reconcile the Company’s balance sheets, statements of operations and cash flow from the previously reported consolidated financial statements to the restated consolidated financial statements.

Effect of restatement on the consolidated balance sheet as of December 31, 2010:

	December 31, 2010
	As previously reported	Adjustments	As Restated
Other accounts payable and accrued expenses	3,031	2,859	5,890

Accumulated deficit	(153,883)	(2,859)	(156,742)

Total stockholders’ deficiency	(150,461)	(2,859)	(153,320)

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-  GENERAL (Cont.)

Effect of restatement on consolidated statement of operations as of December 31, 2010:

	December 31, 2010
	As previously reported	Adjustments	As Restated
General and administrative expenses	6,437	(70)	6,367

Operating loss	(2,306)	70	(2,236)

Financial expenses, net	(1,178)	(148)	(1,326)

Net loss	(3,484)	(78)	(3,562)

Net loss attributable to Common stockholders	(10,177)	(78)	(10,255)

Effect of restatement on consolidated balance sheet as of December 31, 2009:

	December 31, 2009
	As previously reported	Adjustments	As Restated
Other accounts payable and accrued expenses	2,878	2,781	5,659

Accumulated deficit	(143,706)	(2,781)	(146,487)

Total stockholders’ deficiency	(140,519)	(2,781)	(143,300)

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-  GENERAL (Cont.)

Effect of restatement on consolidated statement of operations as of December 31, 2009:

	December 31, 2009
	As previously reported	Adjustments	As Restated
General and administrative expenses	7,093	466	7,559

Operating loss	(7,646)	(466)	(8,112)

Financial expenses, net	(2,811)	(157)	(2,968)

Net loss	(10,457)	(623)	(11,080)

Net loss attributable to Common stockholders	(17,100)	(623)	(17,723)

U.S. dollars in thousands
Retained earnings as of January 1, 2009:
As previously reported	126,606
The change	2,158

As presented in these financial statements	128,764

e.	All subsequent events have been evaluated by the Company in the consolidated financial statements as of March 28, 2011, except for notes 1c and 1d above, which were evaluated as of July 15, 2011.

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The significant policies followed in the preparation of the consolidated financial statements are:

a.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported for assets and liabilities and the reporting of amounts for revenues and expenses during the reported period. Actual results could differ from those estimates.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Financial Statements in U.S. dollars:

The majority of the revenues of the Company and its subsidiaries are generated in U.S. dollars (“dollar”). In addition, a substantial portion of the costs of the Company and its subsidiaries are incurred in dollars. The Company’s management believes that the dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and all of its subsidiaries is the dollar.

Accordingly, amounts in currencies other than U.S. dollars have been remeasured in accordance with ASC 830, “Foreign Currency Matters” (“ASC 830”) as follows:

Monetary accounts maintained in currencies other than the dollar are remeasured into dollars in accordance with ASC 830. All transaction gains and losses resulting from the remeasurement of monetary balance sheet items are reflected in the consolidated statements of income as financial operations or expenses as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. Inter-company transactions and balances have been eliminated upon consolidation.

d.	Cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

e.	Short-term bank deposits:

Short-term bank deposits are deposits with maturities of more than three months but less than one year. The short-term bank deposits are denominated in U.S. dollars and bear interest at an average rate of 0.5% as of December 31, 2009. Short-term bank deposits are presented at their cost including accrued interest.

f.	Allowance for doubtful accounts:

Company management regularly reviews trade receivables and assesses their collectability. Accordingly, the Company records an allowance for trade receivables whose collection is doubtful.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

g.	Inventories:

Inventories are stated at the lower of cost using the average cost method or market value. Inventory write-offs and write-down provisions are provided to cover risks arising from slow-moving items or technological obsolescence.

The Company’s inventory is mostly comprised of raw materials and finished products. Cost is determined as follows:

Raw materials, parts and supplies - using the average cost method with the addition of allocable indirect manufacturing costs.

Finished products - recorded on the basis of direct manufacturing costs with the addition of allocable indirect manufacturing costs.

The Company writes down inventories for the difference between the carrying value of the inventories and their estimated replacement cost. If actual market conditions are less favorable than those projected by management, additional write-downs may be required.

Management estimates its reserves for inventory obsolescence by continuously examining its inventories to determine if carrying values exceed net realizable values. As of December 31, 2010 and 2009, slow-moving or obsolete inventory amounted to $ 1,029 and $ 1,068, respectively. For the year ended December 31, 2010, the cost of scanners sold included the write off of inventory in the total amount of $ 589.

h.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Years
Computers and peripheral equipment	3
Specialized production equipment	7
Office furniture and equipment	3-7
Leasehold improvements	The shorter of the term of the lease and the life of the asset

The Company’s and its subsidiaries’ long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment” (“ASC 360”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. As of December 31, 2010, and 2009, no such impairment was identified.

i.	Research and development costs:

Research and development costs are expensed as incurred.

j.	Revenue recognition:

The Company generates revenues mainly from selling digital model services (orthodontics CAD/CAM services) and digital impression solutions (scanning technology). The Company sells its scanners and services directly to end-users and distributors, which are considered to be end-users.

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605-10, “Revenue Recognition” (“ASC 605-10”) (formerly Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”), when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the price is fixed or determinable and collectability is reasonably assured. The Company does not grant a right of return to its customers, and did not have any returns during 2010 and 2009.

The Company’s scanners contain a software component. The Company believes that this software element is an incidental part of each scanner. The software element within the Company’s products is not sold or marketed separately to customers, and the software does not operate independently of each system. Furthermore, the software development effort does not require a significant cost to the Company relative to the overall development cost of the product. As such, the software the Company provides is incidental to each system as a whole and the software revenue guidance provided in Accounting Standards Codification No. 985-605 (formerly: Statement of Position (“SOP”) 97-2), is not applicable to the Company’s revenues.

For an arrangement with multiple deliverables, the Company recognizes revenues in accordance with Accounting Standards Codification No. 605-25, “Revenue Recognition” (“ASC 605-25”) (formerly: Emerging Issues Task Force No. 00-21, “Revenue Arrangements with Multiple Deliverables”). The Company determined that its multiple-element arrangements are generally comprised of the following elements that would qualify as separate units of accounting: scanner sales, service contracts, subscription services, extended warranty and significant incremental discount related to the future sales.

Each of these elements represents an individual unit of accounting as the delivered item, the scanner, has value to a customer on a stand-alone basis, objective and reliable evidence of fair value exists for undelivered items, and arrangements generally do not contain a general right of return relative to the delivered item. The Company determines fair value based on the price of the undelivered element when it is sold separately. In accordance with the guidance in ASC 605-25, the Company uses the residual method to allocate the arrangement consideration when it does not have fair value of the scanner.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The Company recognizes service revenues from digital models upon completion of the OrthoCAD Digital Study Models and their delivery to the customers via the Internet, provided that collectability is reasonably assured and all other revenue recognition criteria have been met.

Extended warranty and/or subscription revenues included in multiple element arrangements are deferred and recognized on a straight-line basis over the term of the extended warranty and/or subscription agreement.

In arrangement that provide a right to a discount on a future purchases, which is considered to be more than insignificant and incremental, the Company defers revenues associated with the discount, which are recognized proportionately as the future services are delivered.

Deferred revenue includes unearned amounts received under extended warranty, significant incremental discount and subscription contracts, and are received from customers but not recognized as revenue due to the fact that these transactions did not meet the revenue recognition criteria, or revenues are recognized over the arrangement period.

The Company typically offers a one-year warranty on all of its products. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

k.	Redeemable Convertible Preferred stock:

The Company presents its Redeemable Convertible Preferred stock (see Note 11) as temporary equity in the mezzanine section of the accompanying consolidated balance sheets in accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”). Accretion of related issuance costs and dividends is recorded as a charge against the accumulated deficit. The Company accretes issuance costs and dividends to the earliest redemption date.

l.	Warrants for Redeemable Convertible Preferred stock:

In accounting for Redeemable Convertible Preferred stock warrants, the Company applies the provisions of ASC 480. ASC 480 requires freestanding warrants and other similar instruments on shares that are redeemable to be classified as liabilities. The Company issued warrants which are exercisable into the Redeemable Convertible Preferred stock (see Note 11) in connection with issuance of Redeemable Convertible Preferred stock, long term loans and capital lease arrangements. The warrants have been recorded as a non-current liability and are carried at their fair value at date of issuance with decreases or increases in fair value at each reporting date recorded as other income or expense.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The warrants are exercisable either through cash payment of the exercise price or through net-share settlement at the option of the holder.

m.	Accounting for stock-based compensation:

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification No. 718, “Compensation-Stock Compensation” (“ASC 718”). ASC 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations.

The Company recognizes these compensation costs net of a forfeiture rate and recognizes the compensation costs for only those shares expected to vest on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option pricing model for service options. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility is calculated based on a realized historical stock price volatility of peer companies. The expected term of options granted represents the period of time that options granted are expected to be outstanding, and is determined based on the simplified method in accordance with SAB No. 110, “Share-Based Payment.” The Company uses the simplified method as it has determined that data is not available to develop an estimate of the expected option term based upon historical participant behavior. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

Total stock-based compensation expense resulting from stock options included in the consolidated statement of operations for the years ended December 31, 2010 and 2009 was $ 170 and $ 185, respectively. This amount was allocated to each line item in the consolidated statement of operations as required by Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”).

As of December 31, 2010 and 2009, the total unrecognized estimated compensation cost related to non-vested stock options granted prior to that date was $ 86 and $ 200, respectively, which is expected to be recognized over a period of up to four years.

The total unrecognized stock-based compensation cost to be recognized in future periods as of December 31, 2010 does not consider the effect of stock options, restricted stock and restricted stock units that may be issued in subsequent periods.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.	Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term and long-term deposits, trade receivables and other accounts receivable.

Cash and cash equivalents and short-term and long-term deposits are deposited in major banks in Israel and the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and accordingly, minimal credit risk exists with respect to these investments.

The trade receivables of the Company and its subsidiaries are mainly derived from sales to customers in the United States and Europe. The Company performs ongoing credit evaluations of its customers and, to date has not experienced any material losses. The allowance for doubtful accounts is determined with respect to specific debts that the Company and its subsidiaries determined to be doubtful of collection.

o.	Severance pay:

The Israeli subsidiary’s liability for severance pay is calculated pursuant to Israel’s Severance Pay Law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Israeli employees are entitled to one month’s salary for each year of employment or a portion thereof. The Israeli subsidiary’s liability for all of its Israeli employees is fully provided by monthly deposits with severance pay funds insurance policies and by an accrual. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expense for the years ended December 31, 2010 and 2009 amounted to approximately $ 313 and $ 338, respectively.

p.	Fair value of financial instruments:

The Company categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the FASB, which prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described as follows:

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Level 1	Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to directly access.

Level 2	Valuations based on quoted prices for similar assets or liabilities; valuations for interest-bearing securities based on non-daily quoted prices in active markets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3	Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

In circumstances in which a quoted price in an active market for the identical liability is not available, the Company is required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, the Company is required to use another valuation technique, such as an income approach or a market approach.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

•

Cash equivalents and short-term bank deposits. Cash equivalents and deposits are adjusted to fair value based on quoted market prices or are determined using a yield curve model based on current market rates.

•

Long-term debt. The fair value of long-term debt is estimated by discounting the future cash flows using current interest rates for loans of similar terms and maturities. The carrying amount of the long-term debt approximates its fair value.

In addition to the assets and liabilities described above, the Company’s financial instruments also include trade receivables, other accounts receivable, trade payables, accrued expenses and other payables. The fair value of these financial instruments was not materially different from their carrying value at December 31, 2010 and 2009 due to the short-term maturity of these instruments.

Assets and liabilities measured at fair value under ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), as of December 31, 2010 and as of December 31, 2009 were presented in the Company’s consolidated balance sheet as follows:

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

	December 31,
	2010	2009
	Level 3
Liability related to warrants	$3,017	$3,795

Total liabilities	$3,017	$3,795

q.	Advertising costs:

Advertising costs are charged as expenses to the statement of operations, as incurred. Advertising expenses for the years ended December 31, 2010, and 2009 were $ 678 and $ 252, respectively.

r.	Income taxes:

The Company utilizes the liability method of accounting for operations taxed as set forth in FASB ASC 740, “Income Taxes” (“ASC 740”). Under the liability method, deferred taxes are determined based on the temporary differences between the financial statements and tax base of assets and liabilities using tax rates expected to be in effect during the years in which the base differences reverse. A valuation allowance is recorded when it is more likely than not that the deferred tax assets will not be realized.

In 2009, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of ASC 740” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with ASC 740. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes.

The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement. The Company accrues interest and penalties related to unrecognized tax benefits in its provision for income tax. As of January 1, 2009, there was no material difference between the provisions of ASC 450, “Contingencies” (“ASC 450”) and FIN 48, therefore no adjustment was recorded to the accumulated deficit.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	New accounting pronouncements:

In October 2009, the FASB issued ASU No. 2009-13, “Multiple-Deliverable Revenue Arrangements (Amendments to FASB ASC Topic 605, Revenue Recognition)” (“ASU 2009-13”), and ASU No. 2009-14. ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. As a result of the amendments included in ASU 2009-14, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. ASU 2009-14 also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). ASU 2009-13 and ASU 2009-14 are to be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company believes that the adoption of these amendments will not have a material impact on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06 which amends ASC Topic 820-10, “Fair Value Measurements and Disclosures - Overall” (“ASC 820-10”). The update requires a gross presentation of activities within the Level 3 roll-forward and adds a new requirement to disclose transfers in and out of Level 1 and 2 measurements. The update further clarifies the existing disclosure requirements in ASC 820-10 regarding: i) the level of disaggregation of fair value measurements; and ii) the disclosures regarding inputs and valuation techniques. The update was effective for the Company’s fiscal year beginning January 1, 2010 except for the gross presentation of the Level 3 roll-forward information, which is effective for the Company’s fiscal year beginning January 1, 2011. The principal impact from this update will be expanded disclosures regarding the Company’s fair value measurements.

t.	Subsequent events:

Accounting Standards Update, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, amended the guidance in FASB ASC 855 to alleviate potential conflicts between FASB ASC 855-10 and the SEC’s requirements. ASU 2010 09 clarified that an SEC filer is not required to disclose the date through which subsequent events have been evaluated. As revised, FASB ASC 855-10-50-1 states that if the entity is not an SEC filer, it should disclose the date through which subsequent events have been evaluated, and whether that date represents the date the financial statements were issued or the date the financial statements were available to be issued. The Company evaluated all events or transaction that occurred after December 31, 2010 up through March 8, 2011, the date that the financial statements are available to be issued.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

During this period, no material subsequent events have occurred.

u.	Reclassification:

Certain amounts in prior year’s financial statements have been reclassified to conform to the current year’s presentation.

NOTE 3:-  INVENTORIES

	December 31,
	2010	2009
Raw materials	$1,499	$1,670
Finished products	991	1,722

Total	$2,490	$3,392

NOTE 4:-  PROPERTY AND EQUIPMENT

	December 31,
	2010	2009
Leasehold improvements	$1,640	$1,578
Specialized production equipment	3,987	3,986
Office furniture and equipment	824	760
Computers and peripheral equipment	3,821	3,819

	10,272	10,143

Accumulated Depreciation and Amortization	(7,627)	(6,195)

	$2,645	$3,948

Depreciation expense for the years ended December 31, 2010 and 2009 amounted to $ 1,431 and $ 1,686, respectively.

NOTE 5:-  LONG-TERM ASSETS

	December 31,
	2010	2009
Long-term lease deposits	$116	$61
Deferred loan issuance costs	69	126

Total	$185	$187

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-  OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2010	2009
	As restated
Employees and payroll accruals	$1,754	$1,403
Accrued expenses and others	450	797
Liability for warranty repairs	390	628
Litigation settlement	200	50
Sales tax accrual	3,096	2,781

Total	$5,890	$5,659

NOTE 7:-  CONVERTIBLE LOANS

On October 31, 2008 (“the closing date”), the Company signed a convertible loan agreement (“the 2008 bridge loan agreement”) with current shareholders (“the lenders”), according to which the lenders lent the Company an aggregate amount of $ 5,000 (“the principal amount”). The loan bears annual interest of 8% and is subordinate to the Company’s existing debt with a financial institution (see Note 8). This loan was converted to Series F Preferred stock of the Company on July 31, 2009.

The loan provides for the following conversion terms:

The holders of a majority of the aggregate outstanding principal under the loan may, at any time after June 30, 2009, elect to convert all outstanding principal and accrued but unpaid interest on the loan into shares of Series F Convertible Preferred stock of the Company at a per share purchase price of $ 4.29. In addition, all amounts due under the bridge financing will convert into the shares of new financing provided that the new financing results in the issuance of equity securities having an aggregate purchase price in excess of $ 5,000 (excluding conversion of the convertible loan).

As part of the October 2008 bridge loan agreement, the Company granted to its lenders a right in the event of liquidation, as defined in the agreement, to receive principal amount of loan multiplied by 2.5 (“liquidation option”).

In connection with the 2008 bridge loan agreement, the Company issued the lenders warrants to purchase Series F Preferred stock in an amount which equals the quotient obtained by dividing (i) the amount equal to the principal amount multiplied by 25% divided by (ii) the price per share, which is defined per the financing agreement.

The Company has applied Accounting Standards Codification No. 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), in accounting for the convertible debt. The debt was issued with detachable warrants and an embedded derivative, which was bifurcated. The warrants and embedded derivative are classified as liabilities and are subsequently measured at fair value (see Note 2k). The warrants and embedded derivative were initially measured at fair value, with residual proceeds from the transaction allocated to the debt instrument.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 7:-  CONVERTIBLE LOANS (Cont.)

The discount on the debt instrument is amortized and recorded as financial expense throughout the loan period, until June 30, 2009. The beneficial conversion feature amounted at $ 815, was fully amortized in July 2009 with the conversion of convertible loan to Series F Redeemable Preferred stock and is included in financial expenses.

The initial amount allocated to the fair value of the warrants granted during the year 2008 was $ 815. It was estimated at the grant date using the Black-Scholes option pricing model with the following assumptions:

October 31, 2008
Volatility	50%
Risk-free interest rate	4%
Dividend yield	0%
Contractual term (years)	10

Such fair value was remeasured at each balance sheet date. See Note 9 for assumptions used for remeasurement.

The liquidation option was accounted for as an embedded derivative in accordance with Accounting Standards Codification No. 815-40, “Derivates and Hedging”. The Company allocated a portion of the proceeds in the amount of $125 to the liquidation option’s fair value. In July 2009, the Company raised capital, as described in Note 11e, accordingly the liquidation option as of that date in the amount of $ 125 was reclassified from a long-term liability to Redeemable Preferred F stock.

NOTE 8:- LONG-TERM LOANS, NET OF CURRENT MATURITIES AND CAPITAL LEASES

a.	Composed as follows:

	December 31,
	2010	2009
Banks and financial institutions	$11,855	$14,071
Less - accrued discount	526	784

	11,329	13,287

Less - current maturities	4,703	2,249

Total	$6,626	$11,038

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-  LONG-TERM LOANS, NET OF CURRENT MATURITIES AND CAPITAL LEASES (Cont.)

(1)	Loan:

On June 5, 2008, the Company signed an agreement with a financial institution, for the provision of a loan facility of $ 13,000. The loan bears interest at a base rate as defined in the agreement plus a margin of 4.25% with a minimum rate of 10.5% and a maximum rate of 12%. The loan does not require any principal payments for 18 months and, beginning in January 2010, the loan is to be repaid in 36 monthly installments with a balloon payment in the 36th month of the remaining principal balance (approximately $ 2,870). The Company and its subsidiaries pledged substantially all of their assets to this financial institution including intellectual property and the Company’s accounts, inventory, equipment and deposit accounts. In connection with the loan facility, the Israeli subsidiary signed an absolute and unconditional guarantee in favor of the financial institution

The loan agreement requires the Company to maintain certain levels of EBITDA, minimum cash requirements and restrictions related to capital expenditures and liquidity. At December 31, 2010 and 2009, the Company was in compliance with these requirements.

In connection with the loan and related amendments, the Company granted this financial institution warrants to purchase 277,169 Redeemable Convertible Series F Preferred stock.

The exercise price of the warrants shall be equal to $ 4.29 and the warrant is exercisable for seven years following the closing date.

The warrants for Redeemable Series F stock are recorded as a liability initially recorded at fair value and are remeasured at fair value at each reporting period with changes recorded in financial income (expenses).

The warrants were recorded at their initial fair value and the residual proceeds from the transaction were allocated to the debt instrument.

The resulting discount on the debt is amortized and recorded as financial expense throughout the loan period until January 2013.

The initial amount allocated to the fair value of the warrants granted during 2008 was $ 682. It was estimated at the grant date using the Black-Scholes option pricing model with the following assumptions:

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-  LONG-TERM LOANS, NET OF CURRENT MATURITIES AND CAPITAL LEASES (Cont.)

July 31, 2008
Volatility	50%
Risk-free interest rate	4.1%
Dividend yield	0%
Contractual term (years)	7

Such fair value was remeasured at each balance sheet date.

In July 2009, the loan agreement with the financial institution was amended, and as such the Company granted the institution additional warrants to purchase 87,669 Series F Convertible Redeemable Preferred stock with par value $ 0.00001 at a purchase price of $ 4.29 per share. The warrants were classified as liability and therefore they are measured at fair value each reporting period.

The Company accounted for this transaction as modification of the loan in accordance with Accounting Standards Codification No. 470-50, “Debt” (formerly: EITF 96-19, “Debtors Accounting for a Modification or Exchange of Debt Instruments”).

The original and modified debt instruments are not considered substantially different as the difference between the present value of the remaining cash flows under the original terms and the modified terms is less than 10%. Accordingly, a new effective interest rate was determined at the date of modification that equals the revised cash flows to the carrying amount of the original debt.

The balance of the long-term loan as of December 31, 2010 and 2009 was approximately $ 11,189, and $ 13,000, respectively.

(2)	Capital lease:

The Company entered into a lease agreement with certain financing companies to acquire certain fixed assets. The Company treats this facility as a capital lease. The balance as of December 31, 2010 and 2009 was approximately $ 666 and $ 1,013, respectively. As of December 31, 2010 and 2009, the total acquisition cost of fixed assets under capital lease was $ 1,212.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:-  LONG-TERM LOANS, NET OF CURRENT MATURITIES AND CAPITAL LEASES (Cont.)

b.	The liabilities mature as follows:

December 31,
2010
2011	$4,703
2012	7,139
2013	13

Total	$11,855

NOTE 9:-  LIABILITY IN RESPECT OF WARRANTS

December 31,
2010
Value as of January 1, 2009	$4,237
Changes in fair value	(291)
Grants of warrants in 2009	(151)

Value as of December 31, 2009	3,795
Expiration of warrants	(37)
Changes in fair value	(741)

Value as of December 31, 2010	$3,017

From time to time and in relation to certain transactions, the Company grants warrants for Redeemable Convertible Preferred stock to holders of Redeemable Convertible Preferred stock, financial institutions and consultants. The warrants are exercisable from the date of a grant and usually granted with expiration of ten years period.

The warrants were recorded at their initial fair value at the date of the grant and were subsequently remeasured at fair value at each reporting period with changes in fair value recorded in earnings.

Aggregate number of securities called by warrants is 2,195,578.

The Company remeasured at each reporting period the fair value of warrants using the Black-Scholes option pricing model with the following assumptions:

	Year ended December 31,
	2010	2009
Volatility	50%	54%
Risk-free interest rate	4%	4.7%
Dividend yield	0%	0%
Remaining contractual term (years)	6	7

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10:-  COMMITMENTS AND CONTINGENCIES

a.	Leased facilities:

The facilities of the Company and its subsidiaries are rented under operating leases for periods ending in 2012.

As of December 31, 2010, the future minimum lease commitments under non-cancellable operating leases for the years ending December 31 are as follows:

December 31, 2010
2011	$454
2012	129

Total	$583

Total rent expenses for the years ended December 31, 2010 and 2009 were approximately $ 628 and $ 576, respectively.

b.	Leased vehicles:

The Israeli subsidiary leases its motor vehicles under various lease agreements. The agreements are for three or four years ending on various dates. These lease agreements can be terminated at any time, in respect of lease payments of two to three months. As collateral to secure these payments, the subsidiary provided guarantees in the amount of approximately $ 60 as of December 31, 2010.

c.	Legal claim:

From time to time, the Company may be party to claims arising in the ordinary course of its business operations. In the opinion of management, it is not anticipated that the settlement or resolution of such matters, if any, will have a material adverse impact on the Company’s financial condition, results of operations or cash flows.

In February 2010, the Company reached a settlement with regards to certain patent infringement claims. As of December 31, 2009, the Company provided a provision of $ 850 related to this settlement: $ 50 was paid in 2010 and the remaining amount is to be paid through 2014 in equal installments.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 10:-  COMMITMENTS AND CONTINGENCIES (Cont.)

d.	Subcontractor commitment:

The Company entered into an agreement (“the Agreement”) with a certain subcontractor for inventory management (“the Subcontractor”). According to the Agreement, the Subcontractor will provide manufacturing services (such as: labor, material, testing, packaging and delivery to the Company’s customers’ designated locations) to the Company in accordance with specifications and standards defined. In addition, in the event the inventory manufactured/purchased by the Subcontractor is not sold or used in the manufacturing process, the Company will be committed to reimburse the Subcontractor for the direct costs incurred with respect to the inventory management according to the Agreement.

NOTE 11:-  STOCKHOLDERS’ DEFICIENCY

a.	Composition of stock capital and liquidation preference:

The stock capital of the Company as of December 31, 2010 and 2009 is comprised of shares of NIS 0.00001 par value each, as follows:

	Authorized		Issued and Outstanding		Liquidation preferences	Accrued dividend
	December 31,		December 31,		December 31,
	2010	2009	2010	2009	2010	2010
Common stock	40,000,000	40,000,000	732,818	732,818	—	—
Common A stock	3,000,000	—	1,369,350	—	—	—
Preferred A stock	427,950	427,950	427,950	427,950	3,010	1,099

	43,427,950	40,427,950	2,530,118	1,160,768	3,010	1,099

Redeemable Preferred B stock	953,363	953,363	907,179	907,179	8,524	3,024
Redeemable Preferred C stock	2,804,006	2,804,006	2,804,006	2,804,006	29,462	12,462
Redeemable Preferred D stock	2,508,799	2,508,799	2,492,444	2,492,444	12,319	4,319
Redeemable Preferred E stock	10,781,460	10,781,460	9,821,863	9,821,863	58,763	16,594
Redeemable Preferred F stock	5,472,304	5,472,304	4,268,982	4,268,982	40,297	3,640
Redeemable Preferred G stock	3,510,033	3,510,033	3,262,967	3,262,967	15,598	1,589

	26,029,965	26,029,965	23,557,441	23,557,441	164,963	41,628

The combined aggregate amount of redemption requirements for Preferred B, C, D, E, F and G stock redeemable on or after April 13, 2013 is $182,739.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-  STOCKHOLDERS’ DEFICIENCY (Cont.)

b.	Common stock:

Common stock confers upon its holders, pari passu, the right to receive notice of, and to participate in, all general meetings of the Company, to vote in such meetings, to receive dividends if declared by the Board, and to participate in the distribution of the assets of the Company in the event of liquidation of the Company in accordance with a liquidation schedule pursuant to the Company’s Amended and Restated Certificate of Incorporation (“the Certificate”).

c.	Common A stock:

Common A stock confers upon its holders, pari passu, the right to receive notice of, and to participate in, all general meetings of the Company, to vote in such meetings, to receive dividends if declared by the Board, and to participate in the distribution of the assets of the Company in the event of liquidation of the Company in accordance with a liquidation schedule pursuant to the Company’s Certificate (see further discussion in Note 11f).

d.	Convertible Preferred stock:

1.	Preferred A, Preferred B, Preferred C, Preferred D, Preferred E, Preferred F and Preferred G stock confer upon their holders the same rights conferred by Common stock provided that Preferred G stock gets two votes per Common equivalent stock and, in the event of sale of the Company or Qualified Public Offering (as defined in the Certificate) or proposed equity financing of the Company, all Preferred and Common stock will vote in accordance with the proportionate values that would be received by them upon consummation of such transaction in accordance with the Certificate (with the Series G Preferred stock having a guaranteed minimum 20.6% voting right in connection with a Mandatory Conversion Event, as defined in the Certificate). Each share of Preferred A, Preferred B, Preferred C, Preferred D, Preferred E, Preferred F and Preferred G stock is convertible into Common stock at the option of the holder, or converted into shares of Common stock automatically upon a Qualified Public Offering or other Mandatory Conversion Event, in each case at conversion ratios as determined pursuant to the Certificate of Incorporation. The initial conversion ratios for series A, B, C, D, E, F and G Preferred stock are 1.074, 12.861, 1.268, 1.00, 1.00, 1.00 and 1.00, respectively.

2.	Preferred G, Preferred E, Preferred C and Preferred B stockholders are entitled to nominate certain members of the Board of Directors, as detailed in Certificate of Incorporation. In addition, the consent of the holders (“the Requisite Preferred Holders”) of greater than 66% of all Preferred on a Common stock equivalent basis (with Preferred G stockholders being assumed to convert into 2x the number of Common stock they would otherwise convert into for this purpose) is required under the Certificate for the Company to take various actions including issuing additional direct or indirect rights over the Company’s equity.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-  STOCKHOLDERS’ DEFICIENCY (Cont.)

3.	Holders of Preferred G stock are entitled to receive non-cumulative dividends at the rate of 5% per annum prior to and in preference to any declaration or payment of any dividend to Common or any other series of Preferred stock.

4.	Dividends on Preferred C through F stock accrue at the rate of 8% per annum and each series ranks senior to the prior series. There are no dividends on Preferred B or Preferred A stock. Notwithstanding the foregoing, dividends on the Preferred C through F stock are accrued solely for purposes of (1) determining the amount due in respect of such shares upon a redemption (see Redemption Rights below) and (2) for purposes of calculating the allocation among the respective Series A, B, C, D, E and F Preferred stock (“the Existing Preferred stock”) of the transaction consideration or Common stock, as the case may be, to be received by the Existing Preferred stock upon sale of the Company, Qualified Public Offering or proposed equity financing as determined in accordance with the Certificate. Accordingly, dividends will not be paid on Preferred C through F stock except in connection with a redemption of such stock or unless the Board declares a dividend on such stock.

5.	In the event of Liquidation (as defined in the Certificate), the Certificate determines the amount to be received by the holders of each series of Preferred and Common stock based on the amount of proceeds available for distribution in the Liquidation event. Allocation is first made to each of the Preferred G stock, the Existing Preferred stock, Class A Common stock and the Common stock as separate classes depending on liquidation event valuation, and then within the allocation to the Existing Preferred stock, the Preferred A through F stock in proceeds based on historical relative liquidation preferences with each series ranking senior to the prior series in right of payment.

6.	Redemption rights of Preferred stock:

At any time on or after April 15, 2013, the Requisite Preferred Holders can cause the Company to redeem all but not less than all of the Preferred stock (other than Preferred A stock which has no redemption rights). The price to be paid is equal to the liquidation preference of each series. The Preferred G stock liquidation price is the amount that would be allocated to the Preferred G stock upon sale of the Company based on the value of the Company at the time of the redemption. The liquidation preference of the Preferred C through F stock is the original purchase price of those shares plus accrued and unpaid dividends at the rate of 8% per annum, and the liquidation preference of the Preferred B stock is the original purchase price plus 5% per annum on such original purchase price. The Company has the right but not the obligation to pay the Preferred G stock redemption price in 3 equal annual installments and to defer payment on any other Preferred stock redemption until the Preferred G stock has been fully redeemed. Each series of Preferred stock ranks senior to the prior series in right of redemption.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE	11:- STOCKHOLDERS’ DEFICIENCY (Cont.)

e.	In July 2009, the Company issued to certain investors 3,262,969 shares of Series G Preferred stock in consideration of approximately $ 13,425. At the same time, the convertible loans (see Note 7) were converted into 1,233,969 shares of Redeemable Series F Preferred stock.

f.	As of April 14, 2010, the Board of Directors of the Company adopted the Company’s Class A Common Stock Equity Plan for U.S. Participants (“the U.S. Plan”) and the Company’s Class A Common Stock Equity Plan for Israeli Participants (“the Israeli Plan”). The U.S. Plan provides for the grant of restricted Common A stock awards and/or options to purchase shares of Common A stock to current or former directors, employees, service providers or consultants of the Company or any subsidiary. The Israeli Plan provides for the grant of restricted Common A stock awards to current or former directors, employees, service providers or consultants of the Company or any subsidiary that are residents of Israel. The Company has reserved 1,600,000 shares of Common A stock for issuance pursuant to the terms of the U.S. Plan and 1,400,000 shares of Common A stock for issuance pursuant to the terms of the Israeli Plan. In May 2010, the Company issued to certain current and former employees and directors of the Company and its subsidiaries 1,369,350 shares of Common A stock in consideration of approximately $ 65, which represent the fair value at that date. The fair value of the Company’s Common A stock was estimated using a discounted cash flow analysis and market multiples, based on management’s estimates of revenue, driven by assumed market growth rates, and estimated costs as well as appropriate discount rates. These estimates are consistent with the Plans and estimates management uses to manage the Company’s business. Since the Company determined the fair value to be equal to the purchase price, no compensation was recorded. The Company has a right to repurchase Common A stock from some of its holders based on the terms defined in the agreement. The Company does not intend to repurchase Common A stock from its stockholders and it is not probable that the call option on the Common A stock will be exercised, as such, the issuance of Common A stock was recorded in equity. In addition, the Company has granted non-recourse notes to some of its employees to finance the purchase of 1,155,000 Common A stock. In addition, the Company has a right to repurchase such Common A stock from these employees based on the requisite service period. The repurchase feature in this instance functions as a forfeiture (vesting) provision. Further, because the shares sold subject to the non-recourse notes are considered options for accounting purposes in accordance with ASC 718, the Company did not record the notes of shares outstanding in the balance sheet. The fair value of such option awards is estimated on the date of grant using the Black-Scholes-Merton model, as described in g. below.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-  STOCSKHOLDERS’ DEFICIENCY (Cont.)

g.	Employee stock option plan:

On October 28, 2001, the Board of Directors of the Company adopted the Company’s 2001 Stock Option Plan (“the plan”). The plan provides for the grant of options to purchase Common stock to employees, officers, directors and consultants of the Company and its subsidiaries. The Company has reserved 198,906 shares of Common stock for issuance pursuant to the terms of the plan. This plan replaced, as part of the Company’s reorganization, the Company’s 1997 Employee Stock Option Plan for Cadent Ltd. employees and the Company’s 2000 Equity Incentive Plan for its U.S. subsidiary’s employees. As part of the Company’s reorganization in October 2001, 411,164 options and warrants under the plan mentioned above, were issued in exchange for options and warrants of Cadent Ltd.

In August 2003, the Company amended the plan and designated certain options granted under the plan as “Approved 102 Options” such that those options qualify under the capital gains tax treatment in accordance with the provisions of Section 102 to Israel’s Income Tax Ordinance. The options generally vest 25% at the end of the first year and 1/48 on a monthly basis thereafter. The options granted expire after 10 years.

The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton model with the following weighted-average assumptions (annual percentages):

	2010	2009
Volatility	60%	60%
Risk-free interest rate	3%	2.79%
Dividend yield	0%	0%
Expected life (years)	6.5	6.5

The weighted average estimated fair value of employee stock options granted during the years ended December 31, 2010 and 2009 was de minims.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 11:-  STOCKHOLDERS’ DEFICIENCY (Cont.)

A summary of the Company’s 2010 share option activity under the plan is as follows:

	Number of options	Weighted average exercise price	Weighted average contractual life (years)
Outstanding at beginning of year	3,347,585	$0.39
Granted	120,000	$0.43
Forfeited	(1,186,600)	$0.38
Expired	(150,111)	$0.61

Outstanding at end of year	2,130,874	$0.38	5.87

Exercisable options	1,859,006	$0.40	5.4

Vested and expected to vest options	1,917,786	$0.37	5.64

h.	Options to consultants and warrants:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)
Outstanding at beginning of year	2,846,110	$3.48
Granted	10,000	$0.43
Expired	(46,184)	$6.06

Outstanding at end of year	2,809,926	$3.43	6.42

Exercisable options and warrants	2,809,926	$3.43	6.42

The Company accounts for its options to consultants including those issued in respect of legal services and advisory board services, under the fair value method of ASC 718, “Compensation - Stock Compensation” and ASC 505- 50, “Equity Based Payments for Non-employees” (formerly: SFAS No. 123 (revised 2004), “Share-Based Payment” and EITF 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling Goods or Services”). The fair value of these options was estimated using the Black-Scholes option-pricing model.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 12:-  FINANCIAL EXPENSES, NET

     Financial expenses:

	Year ended December 31,
	As Restated
	2010	2009
Foreign currency remeasurement expenses, net	$228	$93
Discount amortization related to loans and convertible loans	321	1,715
Interest expenses	1,550	1,845

	2,099	3,653

     Financial income:

Interest income	(32)	(22)
Changes in fair value of liability in respect of warrants	(741)	(663)

	(773)	(685)

Total	$1,326	$2,968

NOTE 13:-  INCOME TAXES

a.	Carryforward tax losses and deductions:

As of December 31, 2010, the Company and the U.S. subsidiary had U.S. federal net operating loss carryforwards of approximately $ 8,000 that can be carried forward and offset against taxable income. Utilization of U.S. net operating losses may be subject to the substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986, and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

As of December 31, 2010, the Israeli subsidiary had carryforward operating losses for tax purposes of approximately $ 90,000. The amount of the Israeli subsidiary’s carryforward operating losses will be offset against future taxable income for an indefinite period.

b.	The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carryforward among the Company and subsidiaries, due to the uncertainty of the realization of such tax benefits.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-  INCOME TAXES (Cont.)

c.	Israeli corporate tax structure:

Taxable income of Israeli companies is subject to tax at the rate of 26% in 2009 and 25% in 2010. In July 2009, the Israeli Parliament (Knesset) passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which prescribes, among others, an additional gradual reduction in the rates of the Israeli corporate tax and real capital gains tax starting 2011 to the following tax rates: 2011 – 24%, 2012 – 23%, 2013 – 22%, 2014 – 21%, 2015 – 20%, 2016 and thereafter – 18%.

d.	Tax benefits under the Israeli Law for the Encouragement of Capital Investments, 1959 (“the Law”):

The Israeli subsidiary was granted the status of an “Approved Enterprise” under the Law in respect of two different capital expenditure programs. Income derived from the “Approved Enterprise” is tax-exempt for a period of two years, commencing with the year the subsidiary earns taxable income, and subject to corporate tax at the rate of 10% - 25% (depending on the rate of foreign holdings in the Company), for additional periods of five to eight years.

The period of tax benefits detailed above is subject to a limit of the earlier of 12 years from the commencement of production or 14 years from receiving the approval.

The entitlement to the above benefits is conditional upon the Israeli subsidiary fulfilling the conditions stipulated by the above Law, regulations published thereunder and the applicable letters of approval. In the event of failure to comply with these conditions, the benefits may be canceled and the Israeli subsidiary may be required to refund the amount of the benefits, in whole or in part, including interest.

On April 1, 2005, an amendment to the Investment Law came into effect (“the Amendment”) and has significantly changed the provisions of the Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as an “Approved Enterprise”, such as provisions generally requiring that at least 25% of the “Approved Enterprise” income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any letter of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore the subsidiary’s existing “Approved Enterprise” will generally not be subject to the provisions of the Amendment.

As of December 31, 2010, the abovementioned benefits in respect of two of the programs were cancelled, as the Israeli subsidiary did not fulfill the conditions stipulated under the Law.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-  INCOME TAXES (Cont.)

In December 2010, the Company filed a statement with the tax authority announcing 2009 as the year of election under the Amendment.

According to the Law, the Company is entitled to certain tax benefits, as follows:

Alternative track:

Under this track, the Company is tax exempt in the first two years of the benefit period and subject to tax at the reduced rate of 10%-25% for a period of five to eight years for the remaining benefit period (dependent on the level of foreign investments).

The income qualifying for tax benefits under the alternative track is the taxable income of a company that has met certain conditions as determined by the Law (“a beneficiary company”), and which is derived from an industrial enterprise or a hotel. The Law specifies the types of qualifying income that is entitled to tax benefits under the alternative track both in respect of an industrial enterprise and of a hotel, whereby income from an industrial enterprise includes, among others, revenues from the production and development of software products and revenues from industrial research and development activities performed for a foreign resident (and approved by the Head of the Administration of Industrial Research and Development).

The benefit period starts at the later of the year elected and the first year the Company earns taxable income provided that 12 years have not passed since the beginning of the year of election. If dividend is distributed out of tax exempt profits, as above, the Company will become liable for tax at the rate applicable to its profits from the approved enterprise in the year in which the income was earned.

Amendments to the Law for the Encouragement of Capital Investments, 1959:

In December 2010, the “Knesset” (Israeli Parliament) passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011, which prescribes, among others, amendments in the Law for the Encouragement of Capital Investments, 1959 (“the Law”). The amendment became effective as of January 1, 2011. According to the amendment, the benefit tracks in the Law were modified and a flat tax rate applies to the Company’s entire preferred income. The Company will be able to opt to apply (the waiver is non-recourse) the amendment and from then on it will be subject to the amended tax rates that are: 2011 and 2012 – 15% (in development area A – 10%), 2013 and 2014 – 12.5% (in development area A – 7%) and in 2015 and thereafter – 12% (in development area A – 6%).

The Company is examining the possible effect of the amendment on the financial statements, if at all, and at this time has not yet decided whether to opt to apply the amendment.

CADENT HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 13:-  INCOME TAXES (Cont.)

e.	Deferred taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company and its subsidiaries’ deferred tax assets are comprised of operating loss carryforward and other temporary differences. Significant components of the Company and its subsidiaries deferred tax assets are as follows:

	December 31,
	2010	2009
Provisions and allowances	$307	$171
Operating loss carryforward	24,060	21,315
Research and Development Expenses	881	972

Net deferred tax asset before valuation allowance	25,248	22,458
Valuation allowance	(25,248)	(22,458)

Net deferred tax asset	$—	$—

The Company and its subsidiaries recorded valuation allowances in respect of deferred tax assets resulting from operating loss carryforward and other temporary differences, such as vacation, severance pay and research and development expenses.

Management currently believes that since the Company and its subsidiaries have a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

f.	Uncertain tax positions

As of December 31, 2010, the total amount of unrecognized tax benefits was insignificant. The Company conducts business globally and, as a result, the Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. In the normal course of business, the Company is subject to examination by taxing authorities in Israel and the United States. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations for years prior to 2006 and is no longer subject to Israeli examinations for years prior to 2005.

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